EXHIBIT 4.1

PEOPLES BANCORP INC.

138 Putnam Street

Marietta, OH 45750

(740) 373-3155

March 9, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE: Peoples Bancorp Inc. – Annual Report on Form 10-K for the fiscal year ended December 31, 2006

Ladies and Gentlemen:

Peoples Bancorp Inc., an Ohio corporation, is today filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Form 10-K”), as executed on March 7, 2007.

Pursuant to the provisions of Item 601(b)(4)(iii) of SEC Regulation S-K, Peoples Bancorp Inc. hereby agrees to furnish to the SEC, upon request, copies of instruments and agreements defining the rights of holders of Peoples Bancorp Inc.’s long-term debt and of the long-term debt of its consolidated subsidiaries, not being filed with or incorporated by reference in the Form 10-K. Such long-term debt does not exceed 10% of the total assets of Peoples Bancorp Inc. and its subsidiaries on a consolidated basis.

Very truly yours,

Peoples Bancorp Inc.

/s/ DONALD J. LANDERS, JR.

Donald J. Landers, Jr.

Chief Financial Officer and Treasurer